Filed Pursuant to Rule 433
Registration No. 333-109310
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
FORM OF EXTENDIBLE SENIOR UNSECURED FLOATING RATE NOTES INITIALLY DUE 2009
TERM SHEET

Issuer:	National Rural Utilities Cooperative Finance Corporation

Ratings:	A2 / A / A (Stable / Stable / Positive)

Principal Amount:	$300,000,000

Security Type:	Senior Unsecured

Issue Price:	100%

Pricing Date:	April 2, 2007

Settlement Date:	April 10, 2007

Initial Maturity Date:	April 9, 2009

Final Maturity Date:	April 9, 2014

Actual Maturity Date:	The Initial Maturity Date, the Final Maturity Date, and the 9th calendar day of each April, July, October and January, commencing on April 9th, 2009

Election Dates:	The 9th calendar day of each April, July, October and January, commencing on July 9th, 2007

Extension Election:	The Election Dates and the corresponding Actual Maturity Dates are:

ELECTION DATE	ACTUAL MATURITY DATE

July 2007 Election Date	July 2009 Actual Maturity Date
October 2007 Election Date	October 2009 Actual Maturity Date
January 2008 Election Date	January 2010 Actual Maturity Date
April 2008 Election Date	April 2010 Actual Maturity Date
July 2008 Election Date	July 2010 Actual Maturity Date
October 2008 Election Date	October 2010 Actual Maturity Date
January 2009 Election Date	January 2011 Actual Maturity Date
April 2009 Election Date	April 2011 Actual Maturity Date
July 2009 Election Date	July 2011 Actual Maturity Date
October 2009 Election Date	October 2011 Actual Maturity Date
January 2010 Election Date	January 2012 Actual Maturity Date
April 2010 Election Date	April 2012 Actual Maturity Date
July 2010 Election Date	July 2012 Actual Maturity Date
October 2010 Election Date	October 2012 Actual Maturity Date
January 2011 Election Date	January 2013 Actual Maturity Date
April 2011 Election Date	April 2013 Actual Maturity Date
July 2011 Election Date	July 2013 Actual Maturity Date
October 2011 Election Date	October 2013 Actual Maturity Date
January 2012 Election Date	January 2014 Actual Maturity Date
April 2012 Election Date	Final Maturity Date

Optional Redemption:	None

Interest Rate Basis:	3 month U.S. Dollar LIBOR plus the Spread.

Spread:	The table below indicates the applicable Spread to be added to the Interest Rate Basis for the Interest Reset Dates occurring during each of the indicated interest periods:

For the issue date and Interest Reset Dates occurring:	Spread:

From and including the Settlement Date to but excluding the April 9th, 2009 Interest Reset Date	6 bps

From and including the April 9th 2009 Interest Reset Date to but excluding the April 9th , 2010 Interest Reset Date	7 bps

From and including the April 9th 2010 Interest Reset Date to but excluding the April 9th, 2011 Interest Reset Date	8 bps

From and including the April 9th 2011 Interest Reset Date to but excluding the April 9th, 2012 Interest Reset Date	9 bps

From and including the April 9th 2012 Interest Reset Date to but excluding the April 9th, 2013 Interest Reset Date	10 bps

From and including the April 9th 2013 Interest Reset Date to but excluding the Final Maturity Date	11 bps

Interest Reset Dates:	The Settlement Date and the 9th calendar day of every April, July, October and January thereafter

Interest Payment Dates:	Interest will be paid the 9th calendar day of every April, July, October and January, commencing on July 9th, 2007

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000.

Bookrunners:	Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Greenwich Capital Markets, Inc.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Deutsche Bank by calling toll-free at 1-800-503-4611, Lehman Brothers Inc. by calling toll-free at 1-888-603-5847, and Greenwich Capital Markets, Inc. by calling toll-free at 1-888-273-4485.